Item 77C

SHORT-INTERMEDIATE INCOME FUND, INC.

Registrant incorporates by reference Forum Fund's Proxy Statement filed on August 15, 2002 (Accession No. 0001004402-02-000345).

                       SHAREHOLDER RESPONSE SUMMARY REPORT
                            DEUTSCHE ASSET MANAGEMENT
                         SHORT-INTERMEDIATE INCOME FUND
                               SEPTEMBER 19, 2002

     To approve the Agreement and Plan of Reorganization (the "Plan") between the Fund and Forum Funds, on behalf of the BrownIA Intermediate Bond Fund (the "BrownIA Fund", that provides for the acquisition of all of the assets and assumptions of the liabilities of the Fund in exchange for shares of beneficial interest of the BrownIA Fund and the distribution of the BrownIA Fund shares to the Fund shareholder.

                  No. of Shares   % of Outstanding Shares      % of Shares Voted

Affirmative       6,429,739.934          65.869                        97.511
Against              24,320.140            .249                          .369
Abstain             139,821.053           1.432                         2.120

TOTAL             6,593,880.127          67.550                       100.000

Record Total               9,761,444.151 shares
Voted Shares               6,593,880.127 shares
Percent Voted              67.550%

                       SHAREHOLDER RESPONSE SUMMARY REPORT
                            DEUTSCHE ASSET MANAGEMENT
                    SHORT-INTERMEDIATE INCOME FUND - Class A
                               SEPTEMBER 19, 2002

     To approve the Agreement and Plan of Reorganization (the "Plan") between the Fund and Forum Funds, on behalf of the BrownIA Intermediate Bond Fund (the "BrownIA Fund", that provides for the acquisition of all of the assets and assumptions of the liabilities of the Fund in exchange for shares of beneficial interest of the BrownIA Fund and the distribution of the BrownIA Fund shares to the Fund shareholder.

                  No. of Shares   % of Outstanding Shares      % of Shares Voted

Affirmative       826,519.934             22.113                        83.431
Against            24,320.140               .650                         2.455
Abstain           139,821.053              3.741                        14.114

TOTAL             990,661.127             26.504                       100.000

Record Total               3,737,765.850 shares
Voted Shares               990,661.127 shares
Percent Voted              26.504%

                       SHAREHOLDER RESPONSE SUMMARY REPORT
                            DEUTSCHE ASSET MANAGEMENT
                 SHORT-INTERMEDIATE INCOME FUND - Institutional
                               SEPTEMBER 19, 2002

     To approve the Agreement and Plan of Reorganization (the "Plan") between the Fund and Forum Funds, on behalf of the BrownIA Intermediate Bond Fund (the "BrownIA Fund", that provides for the acquisition of all of the assets and assumptions of the liabilities of the Fund in exchange for shares of beneficial interest of the BrownIA Fund and the distribution of the BrownIA Fund shares to the Fund shareholder.

                  No. of Shares   % of Outstanding Shares      % of Shares Voted

Affirmative       5,603,219              93.020                        100.00
Against                   0                   0                            0
Abstain                   0                   0                            0

TOTAL             5,603,219               93.020                       100.000

Record Total               6,023,678.301 shares
Voted Shares               5,603,219.000 shares
Percent Voted              93.020%